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                                  EXHIBIT 99(B)

            STATEMENTS OF OPERATIONS FOR THE QUARTERS INCLUDED IN AND
                        FOR THE YEAR ENDED JUNE 30, 2001

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   as adjusted
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                 TWELVE MONTHS
                                                                       THREE MONTHS ENDED                            ENDED
                                                    SEPTEMBER 30,  DECEMBER 31,     MARCH 31,       JUNE 30,        JUNE 30,
                                                    -------------------------------------------------------------------------
                                                       2000            2000           2001            2001             2001
                                                    ---------       ---------       ---------       ---------       ---------
Revenue:
     License fees                                      11,881          17,185          10,724          11,519          51,309
     Services                                           7,953           8,041           7,154           7,773          30,921
     Maintenance and support                            8,231           8,630           8,456           9,529          34,846
                                                    ---------       ---------       ---------       ---------       ---------
           Total revenue                               28,065          33,856          26,334          28,821         117,076

Cost of revenue:
     License fees                                       4,445           5,489           6,537           5,414          21,885
     Service, maintenance and support                   9,842           9,566          10,192           7,341          36,941
                                                    ---------       ---------       ---------       ---------       ---------
          Cost of revenue                              14,287          15,055          16,729          12,755          58,826
                                                    ---------       ---------       ---------       ---------       ---------


Gross margin                                           13,778          18,801           9,605          16,066          58,250

Operating expenses:
     Selling, general and administrative               12,263          15,991          20,388          14,205          62,847
     Research and product development                   3,718           3,471           3,737           2,406          13,332
     Amortization of intangibles                          837             831             828             789           3,285
     Restructuring and other charges                    2,163            --               580           3,660           6,403
                                                    ---------       ---------       ---------       ---------       ---------
          Total operating expenses                     18,981          20,293          25,533          21,060          85,867
                                                    ---------       ---------       ---------       ---------       ---------

Operating income (loss)                                (5,203)         (1,492)        (15,928)         (4,994)        (27,617)


Other income (expense), net                                73            (122)           (258)           (203)           (510)
                                                    ---------       ---------       ---------       ---------       ---------

Income (loss) before income taxes                      (5,130)         (1,614)        (16,186)         (5,197)        (28,127)

Provision for income taxes                             (1,613)           (450)           --              --            (2,063)
                                                    ---------       ---------       ---------       ---------       ---------

Net income (loss)                                   $  (3,517)      $  (1,164)      $ (16,186)      $  (5,197)      $ (26,064)
                                                    =========       =========       =========       =========       =========

Net income (loss) per share                         $   (0.47)      $   (0.16)      $   (2.14)      $   (0.69)      $   (3.46)
                                                    =========       =========       =========       =========       =========
Net income (loss) per share, assuming dilution      $   (0.47)      $   (0.16)      $   (2.14)      $   (0.69)      $   (3.46)
                                                    =========       =========       =========       =========       =========


Weighted average shares outstanding                     7,504           7,505           7,563           7,568           7,535
Weighted average shares outstanding, assuming
dilution                                                7,504           7,505           7,563           7,568           7,535
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